Exhibit 8.1

February 1, 2008

MF Global Ltd.,

717 Fifth Avenue,

New York, NY 10022.

MF Global Finance North America Inc.,

717 Fifth Avenue,

New York, NY 10022.

Ladies and Gentlemen:

We have acted as United States tax counsel to MF Global Finance North America Inc. (“MFG Finance”) in connection with the issuance of Senior Notes (the “Senior Notes”) by MFG Finance, fully and unconditionally guaranteed by MF Global Ltd., and the filing of the registration statement on Form F-1 (File No. 333-144079-01), as amended on a Form S-1 (the “Registration Statement”) by them with the Securities and Exchange Commission under the Securities Act of 1933, as amended. Capitalized terms herein used and not otherwise defined shall have the meanings set forth in the Registration Statement.

Based on the Prospectus that we have reviewed and the assumption that the Senior Notes will be sold at offering price stated on the cover of the Prospectus, we are of the opinion that the discussion under the heading “Material U.S. Federal Income Tax Considerations” in the Prospectus constitutes an accurate summary of the matters set forth therein in all material respects, subject to the qualifications set forth therein. In rendering this tax opinion, we have considered the current provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, judicial decisions and Internal Revenue Service rulings, all of which are subject to change, which changes may be retroactively applied. A change in the authorities upon which our opinion is based could affect our conclusions. There can be no assurance, moreover, that any of the opinions expressed herein will be accepted by the Internal Revenue Service, or, if challenged, by a court.

We hereby consent to the filing of this opinion as an exhibit to MFG Finance’s Registration Statement and Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/S/ SULLIVAN & CROMWELL LLP